Exhibit 10.7

[E-Loan letterhead]

November 27, 2002

South Park Corporate Center
Attn: Mr. M. Craig Meek
3563 Philips Highway - Bldg. G
Jacksonville, FL 32207

Dear Craig:

RE: That certain Lease dated February 4, 2002 between SOUTHPARK

CORPORATE CENTER, llc, a Delaware limited company ("Landlord") and

E-Loan, Inc., a Delaware corporation ("Tenant")

The purpose of this letter is to exercise our rights under paragraph 2.6 Tenant's Right to Cancel Lease, on page 4 of the above referenced lease. This notice to you shall serve to terminate our lease effective June 2, 2003.

We shall continue to perform our obligation of the lease through the expiration/termination date of our lease, June 2, 2003, at which time all applicable conditions of termination shall be met.

Thank you for your continued cooperation.

Sincerely,

/s/

Matthew Roberts
CFO - E-LOAN, Inc.